Exhibit 10.6

STEIN MART, INC.

2001 OMNIBUS PLAN

PERFORMANCE SHARE AWARD AGREEMENT

THIS AGREEMENT is made and entered into as of the date set forth on the signature page hereof (the “Grant Date) by and between STEIN MART, INC., a Florida corporation (“Company), and the Participant whose signature is set forth on the signature page hereof (the “Participant”).

WITNESSETH

WHEREAS, the Company has adopted the Stein Mart, Inc. 2001 Omnibus Plan (“Omnibus Plan”) and the Stein Mart [insert performance period] Long Term Incentive Compensation Plans (the “Incentive Plans” and together with the Omnibus, the “Plans”), the terms of both of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement;

WHEREAS, the purpose of the Plans is to permit Awards under the Incentive Plans to be granted to certain Participants of the Company and its Affiliates and to further specify the terms and conditions under which such individuals may receive such Awards;

WHEREAS, the Participant is now employed in an officer, management or advisory capacity and the Company desires him or her to remain in such capacity, to secure or increase his or her ownership of shares of the Company s common stock in order to increase his or her incentive and personal interest In the success and growth of the Company; and

WHEREAS, defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Plans.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Performance Share Grant. Subject to the terms and conditions set forth herein, the Company hereby grants to the Participant the number of performance shares (the “Performance Shares”) of the Company’s common stock set forth on the signature page hereof, at the value per Share set forth on the signature page hereof.

2. Nontransferability of Shares. The Performance Shares are not transferable other than by will or by the laws of descent and distribution.

3. Grant and Vesting.

(a) The Performance Shares will be earned by the Participant (subject to Vesting), as provided below only as, when and to the extent the Performance Goals (defined in the Incentive Plans) are met as of the end of the three year period of [insert performance period] Plan Years (the Award Date). If the Performance Goals are not met, than the Performance Shares granted herein shall lapse and be of no further force or effect.

(b) In addition, the Performance Shares subject to this Grant shall Vest as follows (the “Service Condition”): [insert vesting percentages] of such Performance Shares shall vest upon the Award Date if the Participant receiving such award remains employed by the Company on the Award Date. Notwithstanding the foregoing, if a Participants employment with the Company is terminated because of [insert exceptions to forfeiture provisions, if any], then the Service Condition shall be deemed to have been met as to a portion of the unvested Performance Shares as equals the percent of the Service Condition which has been met as of the Termination Event. [Include as example if exceptions to forfeiture provisions are approved by Committee - By way of example, if a Participant dies 12 months following the Award Date of the Participation Award, then the Participant (or the Participants estate) will receive 1/3rd of the Performance Shares which would otherwise have Vested upon satisfaction of the Service Condition (12 months as a percent of 36 months).]

4. Certificate Issued. The certificate(s) evidencing the Performance Shares that are the subject of this Grant will be issued only upon satisfaction of the appropriate Performance Goals and shall not be treated as outstanding until the satisfaction of such condition.

5. Rights As Stockholder. The Participant shall have no rights as a holder of the Performance Shares until and unless and to the extent the Performance Shares are deemed to have been issued on the Award Date based on the Performance Goals achieved, subject, however to forfeiture to the extent such Performance Shares do not Vest.

6. Tax Withholding.

(a) It shall be a condition of the Grant of the Performance Shares provided herein that the Participant, and the Participant agrees, that the Participant shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income, employment or other taxes incurred by reason of the Grant provided herein or the Vesting thereof. The amount that will be due from the Participant, if any, will be determined at the time the risk of forfeiture is removed and Vesting occurs.

(b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement under the Internal Revenue Code of 1986, as amended (the “Code”) which taxes as ordinary income the fair market value of the Performance Shares as of the Award Date.

7. Powers of Company Not Affected. The existence of the Performance Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combinations, subdivision or reclassification of the Shares or any reorganization, merger, consolidation, business combination, exchange of Shares, or other change in the Company s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Option Stock or the rights thereof or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of the Company or any Affiliate, or Interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment at any time.

8. Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded Option Stock,

9. Miscellaneous. (a)This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed therein between residents thereof.

(b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d) Any notice, filing or delivery hereunder or with respect to Performance Shares shall be given to the Participant at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1200 Riverplace Boulevard, Jacksonville, Florida 32202, Attention Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the personal benefit of the Participant, the Beneficiary and the personal representative(s) and heirs of the Participant.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Participant has hereunto affixed his hand, all on the day and year set forth below.

STEIN MART, INC.

By:
D. Hunt Hawkins,
Chief Operating Officer

No. of Performance Shares:

Grant Date:

Per Share Value:

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